UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2015

Date of Report (Date of earliest event reported)

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Golf Road, Suite 3-1012

Rolling Meadows, IL 60008

(Address of principal executive offices, including Zip Code)

(847) 290-1891

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MYR Group Inc. (“MYR”) held its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) on April 30, 2015, at which the stockholders considered three proposals, each of which is described in more detail in MYR’s Proxy Statement, dated March 12, 2015. The matters voted upon at the 2015 Annual Meeting and the results of the votes were as follows:

Proposal 1. Election of Class II Directors. The stockholders re-elected the following three directors to each serve a three-year term expiring at the 2018 annual meeting of stockholders or until his or her successor has been duly chosen and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Jack L. Alexander	16,995,290	426,394	1,778,992
Betty R. Johnson	16,978,862	442,822	1,778,992
Maurice E. Moore	16,994,911	426,773	1,778,992

Each of the following directors will continue to hold office until his or her respective term expires: Henry W. Fayne, Gary R. Johnson, Larry F. Altenbaumer, William A. Koertner and William D. Patterson.

Proposal 2. Advisory Resolution to Approve the Compensation of Our Named Executive Officers. The stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,040,123	343,710	37,850	1,778,993

Proposal 3. Ratification of the Appointment of Our Independent Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstention	Broker Non-Votes
19,180,151	7,013	13,511	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: May 5, 2015	By:	/s/ Gerald B. Engen, Jr.
	Name:	Gerald B. Engen, Jr.
	Title:	Senior Vice President, Chief Legal Officer and Secretary